EXHIBIT 10.1

                                    ADDENDUM


         This Addendum ("Addendum") is entered into as of May 21, 2007 (the "Effective Date") by and between People's Liberation, Inc. ("Company") and Daniel S. Guez ("Executive") (collectively the "Parties").

         WHEREAS, Company and Executive previously entered into an Employment Agreement dated January 12, 2007 ("Employment Agreement");

         WHEREAS, Company and Executive now mutually seek to modify the terms of that Employment Agreement as set forth herein for the mutual benefit of the Parties;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree to modify the Employment Agreement to the limited extent expressly set forth below:

         1. Executive shall take all steps necessary to resign his position as Chief Executive Officer of the Company immediately. The Company shall accept such resignation and shall take all necessary steps to obtain approval of the Board of Directors of the Company for the resignation. The effective date of Executive's resignation from his position as Chief Executive Officer will be May 21, 2007.

         2. The Company shall take all necessary steps to appoint a Co-Chairman of the Board who shall serve concurrently with Executive in Executive's current role as Chairman of the Board. Upon appointment of a Co-Chairman of the Board, Executive's title shall be changed to Co-Chairman of the Board.

         3. Executive shall continue in his capacity as Creative Director of the Company. The Parties acknowledge and agree that except as expressly modified herein, Executive's Employment Agreement with the Company shall continue in full force and effect and that this Addendum shall be incorporated by this reference into Executive's Employment Agreement as if set forth therein.

         IN WITNESS WHREOF, Executive has hereunto set Executive's hand and, pursuant to the authorization from the Board, Company has caused this Addendum to be executed in its name on its behalf, all as of the day and year first above written.


"Executive"                            "Company"
Danny S. Guez                          People's Liberation, Inc.


/s/ Daniel Guez                        By:     /s/ Ted Houston
-------------------------                      ------------------------
                                       Title:  President

Dated:   5/21/07                       Dated:   5/21/07
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